UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2020

MOODY’S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14037	13-3998945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center at 250 Greenwich Street

New York, New York 10007

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 553-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MCO	New York Stock Exchange
1.75% Senior Notes Due 2027	MCO 27	New York Stock Exchange
0.950% Senior Notes Due 2030	MCO 30	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

TABLE OF CONTENTS

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR	3

ITEM 5.07	Submission of Matters to a Vote of Security Holders	3

ITEM 9.01	Financial statements and exhibits	4

SIGNATURES		5

EXHIBIT 3.1

EXHIBIT 3.2

EXHIBIT 3.3

EXHIBIT 104

Item 5.03,	“Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year”

As discussed under Item 5.07 of this Current Report on Form 8-K, at the 2020 Annual Meeting of Stockholders held on April 21, 2020 (the “2020 Annual Meeting”), stockholders of Moody’s Corporation (the “Company”) approved amendments to the Company’s Restated Certificate of Incorporation (the “Charter”) to remove supermajority voting requirements in the Charter and replace them with majority voting standards, and to adopt certain other immaterial amendments to the Charter. The amendments to the Charter became effective upon the filing of a Certificate of Amendment of Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware on April 22, 2020.

In connection with approving the Charter amendments and recommending them to the Company’s stockholders for approval, and as disclosed in the Company’s 2020 proxy statement, the Board of Directors (the “Board”) approved conforming amendments to the Company’s Amended and Restated By-Laws (the “By-Laws”). The Board approved the By-Law amendments contingent upon stockholder approval and implementation of each of the related amendments to the Charter. Accordingly, the amendments to the By-Laws became effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware on April 22, 2020.

The foregoing description of the amendments to the Charter and By-Laws is not complete and is qualified in its entirety by reference to the Certificate of Amendment and the By-Laws, each dated April 22, 2020, which are filed as Exhibits 3.1 and 3.2 hereto, respectively, and incorporated herein by reference.

On April 22, 2020, the Company also filed with the Secretary of State of the State of Delaware a Restated Certificate of Incorporation (the “Restated Certificate”) that restated and integrated, but did not further amend, the Charter (as amended through the filing of the Certificate of Amendment described above). In connection with approving the Charter and By-Law amendments described above, the Board approved the Restated Certificate, contingent upon stockholder approval and implementation of the Charter amendments. The Restated Certificate was effective upon filing with the Secretary of State of the State of Delaware. The foregoing description of the Restated Certificate is qualified in its entirety by reference to the text of the Restated Certificate, which is filed as Exhibit 3.3 to this Current Report on Form 8-K.

Item 5.07,	“Submission of Matters to a Vote of Security Holders”

The voting results for the matters voted on at the 2020 Annual Meeting are as follows:

1.	Nine directors were elected to serve one-year terms expiring at the Company’s 2021 Annual Meeting of Stockholders as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non- Votes
Basil L. Anderson	153,314,804	7,283,725	209,307	8,986,478
Jorge A. Bermudez	160,434,164	168,868	204,804	8,986,478
Thérèse Esperdy	160,494,468	117,982	195,386	8,986,478
Vincent A. Forlenza	160,433,066	169,269	205,501	8,986,478
Kathryn M. Hill	158,779,673	1,834,128	194,035	8,986,478
Raymond W. McDaniel, Jr.	159,020,486	1,596,565	190,785	8,986,478
Henry A. McKinnell, Jr., Ph.D.	148,432,847	12,169,261	205,728	8,986,478
Leslie F. Seidman	160,190,740	141,770	475,326	8,986,478
Bruce Van Saun	158,953,255	1,647,767	206,814	8,986,478

2(a).	The amendment to the Charter to remove supermajority voting standards for stockholder approval of future amendments to the Charter and By-Laws was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
159,610,445	989,474	207,917	8,986,478

2(b).	The amendment to the Charter to remove supermajority voting standards to remove directors was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
159,602,536	1,004,637	200,663	8,986,478

2(c).	The amendment to the Charter to remove supermajority voting standards for filling open board seats at statutorily required special meetings was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
159,568,783	961,319	277,734	8,986,478

3.	The appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year 2020 was ratified as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
167,789,022	1,406,898	598,394	0

4.	The advisory resolution approving executive compensation was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
148,921,722	11,489,905	396,209	8,986,478

Item 9.01,	“Financial Statements and Exhibits”

(d) Exhibits

3.1	Certificate of Amendment of Restated Certificate of Incorporation of Moody’s Corporation, dated April 22, 2020.

3.2	Amended and Restated By-Laws of Moody’s Corporation, effective April 22, 2020.

3.3	Restated Certificate of Incorporation of Moody’s Corporation, effective April 22, 2020.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY’S CORPORATION

By:	/s/ Elizabeth M. McCarroll
Elizabeth M. McCarroll
Corporate Secretary and Associate General Counsel

Date: April 27, 2020